UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

CHESAPEAKE UTILITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904

(Address of principal executive offices, including Zip Code)

(302) 734-6799

(Registrant’s Telephone Number, including Area Code)

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 22, 2016, Chesapeake Utilities Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and RBC Capital Markets, LLC (the “Representatives”), as representatives of the underwriters listed on Exhibit A thereto (the “Underwriters”). The Underwriting Agreement relates to an underwritten public offering of shares of the Company’s common stock (“Shares”) by the Company at a public offering price of $62.26 per Share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell 835,207 Shares to the Underwriters at a purchase price of $59.93 per Share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 125,281 Shares on a pro-rata basis. The Underwriters exercised this option on September 22, 2016.

The net proceeds to the Company are estimated to be approximately $57.4 million, after deducting the underwriting discounts and commissions and other offering expenses.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also includes customary indemnification and contribution provisions. The closing of the Offering took place on September 27, 2016.

The Offering was made pursuant to a registration statement on Form S-3 (Registration No. 333-213729), which became effective on September 21, 2016.

A copy of the Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

Baker & Hostetler LLP, counsel to the Company, has issued an opinion to the Company, dated September 27, 2016, regarding the Shares to be issued by the Company in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 1.1	Underwriting Agreement, dated as of September 22, 2016, among the Company and the Underwriters

Exhibit 5.1	Legal Opinion of Baker & Hostetler LLP

Exhibit 23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

September 28, 2016	By:	/s/ Beth W. Cooper
Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	(d) Exhibit 1.1 – Underwriting Agreement, dated as of September 22, 2016, among the Company and the Underwriters

5.1	(d) Exhibit 5.1 – Legal Opinion of Baker & Hostetler LLP

23.1	(d) Exhibit 23.1 – Consent of Baker & Hostetler LLP (included in Exhibit 5.1 above)